As filed with the Securities and Exchange Commission on January 5, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
The Securities Act of 1933

LIPID SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-0433090 (I.R.S. Employer Identification Number)

Lipid Sciences, Inc.
7068 Koll Center Parkway, Suite 401
Pleasanton, California 94566
(925) 249-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

S. Lewis Meyer, Ph.D.
President and Chief Executive Officer
Lipid Sciences, Inc.
7068 Koll Center Parkway, Suite 401
Pleasanton, California 94566
(925) 249-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Roger S. Mertz, Esq.

Allen Matkins Leck Gamble Mallory & Natsis LLP

Three Embarcadero Center, 12th Floor

San Francisco, California 94111-4074

(415) 837-1515

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Security(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.001	4,825,423	(2)	$1.455	$7,020,990	$751.25

(1)                                  In the event of a stock split, stock dividend, or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.

(2)                                  Includes 183,703 shares of common stock issuable upon exercise of warrants and 49,129 shares of common stock that may be issued upon exercise of a warrant as a result of potential future adjustments to the exercise prices of such warrant.

(3)                                  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), under the Securities Act, and based upon the average of the high and low reported sales prices on the Nasdaq Global Market on January 3, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling securityholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective.  This prospectus is not an offer to sell these securities and the selling securityholders named in this prospectus are not soliciting offers to buy these securities in any state where an offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 5, 2007

PROSPECTUS

LIPID SCIENCES, INC.

4,825,423 Shares of Common Stock

This prospectus is part of a registration statement that relates to the offer and sale by certain selling securityholders listed on page 15 of up to 4,825,423 shares of the common stock, par value $0.001 per share, of Lipid Sciences, Inc., consisting of 4,592,591 shares of common stock, 183,703 shares of common stock issuable upon the exercise of the warrant, and 49,129 shares of common stock that may be issued upon exercise of the warrant as a result of potential future adjustments to the exercise prices of such warrant. The registration statement also relates to the offer and sale by certain selling securityholders listed on page 15 of an indeterminate number of additional shares of the common stock as may become issuable upon the exercise of a warrant to purchase the common stock in order to prevent dilution resulting from stock splits, stock dividends or similar events.  The shares and warrant were issued to the selling securityholders in transactions exempt from registration under the Securities Act.  We will not receive any of the proceeds from any sale of shares by these stockholders. We will receive $400,473 in gross proceeds from the exercise of the warrant, if and when it is exercised.

This prospectus may be used by the selling securityholders listed in the “Selling Securityholders” section of this prospectus to resell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.  For general information about the distribution of the shares offered see “Plan of Distribution” beginning on page 16 of this prospectus.  We have agreed to bear the expenses of registration of the shares by this prospectus.

Our common stock is quoted on the Nasdaq Global Market under the symbol “LIPD”. On January 3, 2007, the closing sale price of our common stock on the Nasdaq Global Market was $1.37 per share.  Our principal executive office is located at 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566 (telephone 925-249-4000).

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2007.

You should rely only on the information contained in or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  We are not making an offer of these securities in any state where the offer is not permitted.  You should assume that the information contained in or incorporated by reference in this prospectus is accurate only as of the date of the documents containing the information, regardless of the time of delivery of this prospectus or of any sale of the shares.  Our business, financial condition, results of operation and prospects may have changed since that date.

Unless the context otherwise requires, references in this prospectus to “we,” “the Company” or “Lipid” refer to Lipid Sciences, Inc., a Delaware corporation.  On November 29, 2001, after the completion of our merger with Lipid Sciences, Inc., a Delaware corporation, we changed our name from NZ Corporation to Lipid Sciences, Inc.  On June 26, 2002, the merged corporation changed its state of incorporation from Arizona to Delaware.  In this prospectus, we refer to our former name, NZ Corporation, as “NZ,” and we refer to the merged corporation, Lipid Sciences, Inc., a privately-held corporation, as “Pre-Merger Lipid.” Because the merger was treated as a reverse acquisition, Pre-Merger Lipid was considered the acquiror for accounting and financial reporting purposes.  We sometimes also refer to Pre-Merger Lipid as “we” or “the Company.”

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus.  Documents incorporated by reference form an integral part of this prospectus.  Prospective investors should consider carefully the information set forth in this prospectus under the heading “Risk Factors” and in the documents incorporated by reference herein as provided under the heading “Where You Can Find More Information.”

WHO WE ARE

We are a development-stage biotechnology company engaged in research and development of products and processes intended to treat major medical indications such as cardiovascular disease and viral infections in which lipids, or fat components, play a key role.  Lipids are a part of every human living cell and are commonly bound to proteins which are transported throughout the body.  We are focused on applications of our technology in two main areas: cardiovascular disease, using our HDL Therapy platform, and viral infections, using our Viral Immunotherapy platform.  HDL Therapy is focused on developing treatments for the reversal of atherosclerosis, which is the leading cause of heart attacks, stroke and peripheral vascular disease.  Our Viral Immunotherapy platform is focused on treatments for people suffering from conditions caused by lipid-enveloped viruses such as HIV, Hepatitis B and C, the Severe Acute Respiratory Syndrome coronavirus (“SARS”), West Nile and influenza.  Additionally, we are conducting investigational research into other applications of the technology and have moved to secure additional intellectual property rights in these areas.

Our HDL Therapy platform (HDL Selective Delipidation and HDL mimetic peptides) is aimed at developing potential treatments for the reversal of atherosclerosis, a systemic disease of blood vessels, caused by the build-up of cholesterol-filled plaques in the vascular system and, most critically, in the coronary arteries.  If left untreated, these plaques are highly vulnerable to rupture and to blood clot formation, which can result in a fatal myocardial infarction (heart attack).  Regression of such plaques may have a major impact on reducing the risk of acute coronary events and strokes.

Our Viral Immunotherapy platform is focused on the removal of lipid coatings from lipid-enveloped viruses and other lipid-containing infectious agents by the application of Lipid Sciences’ delipidation technology.  It is believed that removing the virus’ protective lipid coating enhances the processing and presentation of viral proteins to stimulate the body’s immune system to effectively fight the disease.

Our HDL Selective Delipidation and Viral Immunotherapy technologies are based on a patented process that selectively and rapidly removes lipids, such as cholesterol, from targeted lipoproteins or viruses circulating in blood plasma without disrupting the non-targeted plasma proteins function.  Our process of lipid removal, known as delipidation, potentially improves the disease condition by enhancing the body’s natural ability to heal itself.  We believe that our unique delipidation process has the potential for a far-reaching impact on human health.  In addition, we have expanded our HDL Therapy platform with a new development program in the field of HDL mimetic peptides.  HDL mimetic peptides consist of a unique sequence of amino acids that mimic the critical functional characteristics of apolipoprotein A-I, the key protein component of high-density lipoproteins (“HDL”), or “good cholesterol”.

On November 29, 2001, we completed our merger with Pre-Merger Lipid.  As a result of the merger, the Company was renamed Lipid Sciences, Inc.  Pre-Merger Lipid ceased to exist as a separate corporation, and the stockholders of Pre-Merger Lipid became stockholders of the Company.  As part of the merger, we announced our intent to conduct an orderly disposition of substantially all of the real estate and other assets held by the Company before the merger to fund the ongoing operations of Lipid Sciences’ biotechnology business.  On March 22, 2002, we formalized a plan to discontinue the operations of our real estate business, including commercial real estate loans.  We completed the disposition of all of our real estate assets acquired in the merger in February 2005.

Our primary activities since incorporation have been conducting research and development, clinical and pre-clinical studies; performing business, strategic and financial planning; and raising capital, including, from the date of the merger, disposing of Company real estate assets.  Accordingly, the Company is considered to be in the development stage.

Our corporate headquarters are located at 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566 and our telephone number is (925) 249-4000.  Our website address is www.lipidsciences.com.  Information on our website is not a part of this prospectus.

THE OFFERING

On December 19, 2006, we completed the sale of 4,592,591 shares of our common stock resulting in gross proceeds of $6.2 million, in a private placement to institutional investors.  In connection with the sale, we issued a warrant to a placement agent exercisable for 183,703 shares of Common Stock at an exercise price of $2.18 per share.

This prospectus relates to the resale from time to time of up to a total of 4,825,423 shares of our common stock by the selling stockholders, comprising:

•                  4,592,591 shares of our common stock in the aggregate issued on December 18, 2006 and December 19, 2006;

•                  183,703 shares of our common stock, which remain eligible for resale, issuable upon exercise of a warrant issued on December 18, 2006; and

•                  49,129 shares of common stock that may be issued upon exercise of the warrant described above as a result of potential future adjustments to the exercise prices of such warrant.

In the event of a stock split, stock dividend, or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.

The warrant issued in the offering contains a weighted average anti-dilution mechanism with respect to the shares issuable thereunder that takes into account both the reduced sale price of securities and the number of shares sold.  Accordingly, under the weighted average mechanism, if we issue shares of Common Stock or securities exercisable for or convertible into Common Stock, at a per share price less than the lesser of (i) $1.35 per share or (ii) the per share exercise price of the warrant then in effect, the exercise price then in effect under the warrant is reduced to an amount equal to the product of:

(A)                              the exercise price in effect immediately prior to such dilutive issuance, and

(B)                                the quotient determined by dividing –

(1)                                  the sum of (x) the number of shares outstanding immediately prior to issuance of the new securities and (y) the number of shares of Common Stock which the consideration received by the Company for the new securities would purchase using the exercise price then in effect under the warrant prior to issuance of the new securities; by

(2)                                  the sum of (x) the number of shares outstanding immediately prior to issuance of the new securities and (y) the number of new securities issued; provided that in no event can the exercise price be reduced below $1.72 per share.

The exercise price of the warrant is also subject to proportional adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications and the like.  Any decrease in the exercise price of the warrant also requires a proportionate increase to the number of shares exercisable under the warrant, with the new number of shares issuable upon exercise of the warrant determined by dividing the aggregate exercise price of the warrant (equal to the product of the exercise price and number of shares issuable upon exercise of the warrants) by the new adjusted exercise price.  In addition, to the extent that our common stock trades at $3.64 or greater per share for 30 consecutive trading days, we can redeem the warrant for a purchase price of $0.01 per share upon 30 days’ notice to the holders of the warrant.

RISK FACTORS

You should carefully consider the following risk factors together with the other information contained in or incorporated into this prospectus before you decide to buy our securities.  If any of these risks actually occurs, our business, financial condition, operating results or cash flows could be materially adversely affected.  This could cause the trading price of our common stock to decline and you may lose part or all of your investment.

If we are unable to obtain adequate funds, we may not be able to develop and pursue the commercial application of our HDL Therapy and Viral Immunotherapy platforms.

We depend on the availability of adequate capital to maintain and develop our business.  In particular, we will require significant amounts of capital in order to conduct pre-clinical studies and clinical trials necessary to develop our HDL Therapy and Viral Immunotherapy platforms, and to pursue regulatory approval for products based on these platforms.  As of September 30, 2006, we had cash, cash equivalents and short-term investments equal to approximately $13.1 million.  We anticipate that these assets, in addition to the $6.2 million in gross proceeds received from the recently completed financing, will provide sufficient working capital for our operations, including our current development projects, into the second quarter of 2008.  The Company expects to use the net proceeds from this financing to fund all aspects of its HDL Therapy development efforts including the completion of the Company’s human clinical trial for HDL Selective Delipidation and additional investment in the Company’s HDL mimetic peptide development program.  However, due to unforeseen developments, our ability to fund our capital requirements may vary from those currently planned.  In addition, the amount of our future capital requirements cannot be quantified, but we expect them to be significant.

We intend to seek capital needed to fund our operations through corporate partnerships, technology licensing, the pursuit of research and development grants, or public or private equity or debt financings.  Additional financing may not be available on terms favorable to us, or at all.  Should we raise funds through the incurrence of debt, we may become subject to covenants that may significantly restrict our operations.  In the event we issue additional equity, our stockholders may suffer significant dilution.  If we are unable to obtain financing on acceptable terms or at all, our ability to continue our business as planned will be significantly impaired and it may cause us to cease operations.

We have incurred significant losses since our inception, will continue to incur substantial losses in the future and may never achieve or maintain profitability.

For the nine months ended September 30, 2006, we incurred a net loss of approximately $8,493,000 and from inception through September 30, 2006, we have an accumulated a deficit of approximately $71,774,000.  We expect to continue to incur substantial losses for the foreseeable future as we continue to invest in research and development and begin to allocate significant and increasing resources to clinical testing and other activities related to seeking approval to market our products.  Our ability to achieve and maintain profitability will be dependent in large part on the success of our development programs, obtaining regulatory approval for our products and entering into collaborations for product development, manufacturing and commercialization, all of which are uncertain.  As a result, we may never achieve or maintain profitability.

Our technology is only in the clinical development stage, may not prove to be safe or effective, and may never receive regulatory approval or achieve widespread use, which would significantly harm our business prospects.

Before obtaining required regulatory approvals for the commercial sale of any of our potential products, we must demonstrate, through pre-clinical studies and clinical trials, that our technology is safe and effective for use in at least one medical indication.  These studies and clinical trials are expected to take a number of years and may fail to show that our technology is sufficiently safe and effective, in which case our technology will not receive regulatory approval, and we will not be able to develop and commercialize our products.

Our technology, and hence, our business, at present is limited to addressing two medical applications: cardiovascular disease, using our HDL Therapy platform (HDL Selective Delipidation and HDL mimetic peptides), and viral infections, using our Viral Immunotherapy platform.  HDL Therapy is aimed at developing treatments for the reversal of atherosclerosis, while the Viral Immunotherapy platform is focused on treatments for people suffering from conditions associated with lipid-enveloped viruses such as HIV, Hepatitis B and C, SARS, West Nile and influenza.  If our technology does not prove to be safe or effective, if we otherwise fail to receive regulatory approval for our potential product indications, or if we fail to successfully commercialize any product that may receive regulatory approval, our business, financial condition and results of operations would be significantly harmed and it may cause us to cease operations.

Our future clinical studies may be delayed or unsuccessful.

Our future success depends in large part upon the results of clinical trials designed to assess the safety and effectiveness of our potential product indications.  The ultimate results of clinical studies cannot be predicted with accuracy and can be impacted by many variables.  We cannot be sure whether planned clinical trials will begin on time or will be completed on schedule or at all.  Delay or failure to complete clinical studies may delay or prevent us from bringing products to market, which would materially harm our business, financial condition and results of operations.  For example, any of our future clinical studies might be delayed in their initiation or performance, or even halted after initiation because:

•                  extensive pre-clinical animal studies are required by the regulatory authorities to demonstrate the safety of the process technology;

•                  the data generated by the pre-clinical animal studies does not indicate to the regulatory authorities that there is a sufficient margin of safety;

•                  the potential clinical benefit from the delipidation process cannot be effectively demonstrated through the pre-clinical animal studies;

•                  the relevant regulatory requirements for initiating and maintaining an application for a clinical study cannot be met;

•                  the product or process is not effective, or physicians perceive that the product is not effective;

•                  patients experience severe side effects during treatment or possibly even death as a result of the treatment;

•                  patients die during a clinical study because their disease is too advanced or because they experience medical problems that are not related to the product being studied;

•                  patients do not enroll in the studies at the rate we expect; or

•                  the discovery by us, during the course of the study, of deficiencies in the way the study is being conducted by the study investigators that raise questions as to whether the study is being conducted in conformity with the relevant regulatory authorities’ regulations or Good Clinical Practice.

We depend on our license agreement with Aruba International B.V. that may, if terminated, significantly harm our business.

We have entered into an agreement for an exclusive license to patents, know-how and other intellectual property relating to our foundation technology for removal of lipids from proteins and our continued operations at present are dependent upon such intellectual property.  The licensor is Aruba International B.V., a company controlled by Dr. Bill E. Cham, a founding stockholder of Pre-Merger Lipid and one of our former Directors.  The technology licensed from Aruba currently represents an important part of the technology owned or licensed by us.  Aruba may terminate the license agreement if we fail to perform and fail to remedy following written notice of default with respect to our material obligations under the agreement, including our obligations to make royalty payments, or if we cease, without intention to resume, all efforts to commercialize the subject matter of the licensed intellectual property.  If our license with Aruba B.V. terminates, our business, financial condition and results of operations would be significantly harmed and it may cause us to cease operations.

We intend to rely on collaborations in order to further develop our products and processes.  If we are unable to enter into any collaborations, or if any of these collaborations are unsuccessful, the development of our products could be adversely affected and we may incur significant unexpected costs.

We intend to enter into collaborations with strategic partners, licensors, licensees and others.  We may be unable to maintain or expand our existing collaborations on favorable terms, or at all, or establish additional collaborations or licensing arrangements necessary to develop our technology on favorable terms, or at all.  We may not be able to enter into any collaborations or licensing arrangements with strategic partners in the future, and any existing or future collaborations or licensing arrangements may not be successful.  In addition, parties we collaborate with may develop products or processes that compete with ours, and we cannot be certain that they will perform their contractual obligations or that any revenues will be derived from such arrangements.  If one or more of these parties fails to achieve product development objectives, this failure could harm our ability to fund related programs and develop or commercialize products, which could have a significant adverse impact on our business, financial condition and results of operations.

Our industry is intensely competitive.

The pharmaceutical, biotechnology and medical device industries are intensely competitive and we may not be able to develop, perfect or acquire rights to new products with commercial potential.  We compete with biotechnology, medical device and pharmaceutical companies that have been established longer than we have, have more experience in commercializing their technology, have a greater number of products on the market, have greater financial and other resources and have other technological or competitive advantages.  We also have competition in the development of technologies and processes and in acquiring personnel and technology from academic institutions, governmental agencies, and other private and public research organizations.  We cannot be certain that one or more of our competitors will not receive patent protection that dominates, blocks or adversely affects our clinical studies, product development or business; will benefit from significantly greater sales and marketing capabilities; or will not develop products that are more clinically effective, cost-effective, or that are otherwise accepted more widely than ours.

If we fail to secure and then enforce patents and other intellectual property rights underlying our technologies, or if the use of our technology is determined to infringe on the intellectual property rights of others, our business, financial condition and results of operations could be harmed.

Our future success will depend in part on our ability to obtain patent protection, enforce patents once obtained, maintain trade secrets and operate without infringing upon the patents and proprietary rights of others, and if needed, obtain appropriate licenses to patents or proprietary rights held by third parties with respect to their technology, both in the United States and in foreign countries.  We currently have an exclusive license from Aruba International B.V. with respect to three issued U.S. patents, three issued Australian counterpart patents, one issued Japanese counterpart patent, one issued European counterpart patent and counterpart applications as well as independent pending patent applications.  The issued U.S. patents will expire in January 2008, January 2016 and June 2017.  There are additional pending applications assigned to us and we are constantly strengthening our intellectual property portfolio in accordance with our technological advancements.  Each of the patents and pending applications relates to different aspects of our technology platforms.  However, these patent applications may not be approved and, even if approved, our patent rights may not be upheld in a court of law or may be narrowed if challenged.  The patent positions of biotechnology, medical device and pharmaceutical companies can be highly uncertain and involve complex legal and factual questions.  Our patent rights may not provide competitive advantages for our products and may be challenged, infringed upon or circumvented by our competitors.

In addition to patents, we rely on trade secrets, know-how, continuing technological innovations, and licensing opportunities to develop and maintain our competitive position.  It is our policy to require our employees, certain contractors, consultants, members of our Scientific and Viral Advisory Boards and parties to collaborative agreements to execute confidentiality agreements upon the commencement of a business relationship with us.  We cannot assure you that these agreements will not be breached, that they will provide meaningful protection of our trade secrets or know-how or adequate remedies if there is unauthorized use or disclosure of this information or that our trade secrets or know-how will not otherwise become known or be independently discovered by our competitors.

If it were ultimately determined that our intellectual property rights are unenforceable, or that our use of our technology infringes on the intellectual property rights of others, we may be required or may desire to obtain licenses to patents and other intellectual property held by third parties to develop, manufacture and market products using our technology.  We may not be able to obtain these licenses on commercially reasonable terms, if at all, and any licensed patents or intellectual property that we may obtain may not be valid or enforceable.  In addition, the scope of intellectual property protection is subject to scrutiny and challenge by courts and other governmental bodies.  Litigation and other proceedings concerning patents and proprietary technologies can be protracted, expensive and distracting to management and companies may sue competitors as a way of delaying the introduction of competitors’ products.  Any litigation, including any interference proceedings to determine priority of inventions, oppositions to patents in foreign countries or litigation against our partners, may be costly and time-consuming and could significantly harm our business, financial condition and results of operations.

Because of the large number of patent filings in the biopharmaceutical field, our competitors may have filed applications or been issued patents and may obtain additional patents and proprietary intellectual property rights relating to products or processes competitive with or similar to ours.  We cannot be certain that U.S. or foreign patents do not exist or will not be issued that would harm our ability to commercialize our products and product candidates.

If we use biological and hazardous materials in a manner that causes injury, we may be liable for damages.

Our research and development activities involve the controlled use of potentially harmful biological materials, such as blood products, organic solvents and other hazardous materials.  We cannot completely eliminate the risk of accidental contamination or injury from the use, storage, handling or disposal of these materials.  In the event of contamination or injury, we could be held liable for damages that result, and any liability could be significant.  We are subject to federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products.  The cost of compliance with these laws and regulations could be significant.

Our business exposes us to product liability claims.

Our design, testing, development, manufacture and marketing of products involve an inherent risk of exposure to product liability claims and related adverse publicity.  Insurance coverage is expensive and difficult to obtain, and we may be unable to obtain coverage in the future on acceptable terms, if at all.  Although we currently maintain product liability insurance for our products in the amounts we believe to be commercially reasonable, we cannot be certain that the coverage limits of our insurance policies or those of our strategic partners will be adequate.  If we are unable to obtain sufficient insurance at an acceptable cost or if a successful product liability claim is made against us, whether fully covered by insurance or not, our business could be harmed.

Because most of our products are based on technologies that are unfamiliar to the healthcare community, they may not be accepted by healthcare providers and patients, which could harm our business.

We may experience difficulties in launching new products, many of which are novel and based on technologies that are unfamiliar to the healthcare community.  We have no assurance that healthcare providers and patients will accept such products, if developed.  In addition, government agencies, as well as private organizations involved in healthcare, from time to time publish guidelines or recommendations to healthcare providers and patients.  Such guidelines or recommendations can be very influential and may adversely affect the usage of any products we may develop directly (for example, by recommending to screen blood donations for certain viruses) or indirectly (for example, by recommending a competitive product over our product).

We depend on key personnel and will need to hire additional key personnel in the future.

Our ability to operate successfully depends in significant part upon the experience, abilities and continued service of certain key scientific, technical and managerial personnel.  If we lose the services of any of these personnel and we are unable to hire qualified replacements, our business could be harmed.  Our future success also depends upon our ability to attract and retain additional highly qualified personnel in these areas and our ability to develop and maintain relationships with qualified clinical researchers.  There is intense competition for the services for these personnel, especially in California.  Moreover, we expect the high cost of living in the San Francisco Bay Area, where our headquarters is located, may impair our ability to attract and retain employees in the future.  There can be no assurance that we can retain our existing personnel or that we can attract or retain other highly qualified scientific, technical and managerial personnel or develop and maintain relationships with clinical researchers in the future.

Our stock price may be volatile and there may not be an active trading market for our common stock.

There can be no assurance that there will be an active trading market for our common stock or that the market price of the common stock will not decline below its present market price.  The market prices for securities of companies in the biotechnology, medical device and healthcare industries have been, and are likely to continue to be, highly volatile.  Factors that have had, and are expected to continue to have, a significant impact on the market price of our common stock include:

•                  material public announcements;

•                  actual or potential clinical results with respect to our products under development or those of our competitors;

•                  the announcement and timing of any new product introductions by us or others;

•                  technical innovations or product development by us or our competitors;

•                  regulatory approvals or regulatory issues;

•                  developments relating to patents and proprietary rights;

•                  political developments or proposed legislation in the medical device or healthcare industry;

•                  economic and other external factors, disaster or crisis;

•                  changes to our management;

•                  period-to-period fluctuations in our financial results or results which do not meet or exceed analyst expectations;

•                  our financing activities;

•                  potential changes in stock ownership positions; and

•                  market trends relating to or affecting stock prices throughout our industry, whether or not related to results or news regarding us or our competitors.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation.  Regardless of its outcome, securities litigation may result in substantial costs and divert management’s attention and resources, which could harm our business, financial condition and results of operations.

Existing stockholders may experience future dilution.

As of September 30, 2006, 6,859,128 stock options and 3,076,552 warrants to purchase our common stock were outstanding, which if exercised, would result in the issuance of our common stock.  Moreover, in the near future, we anticipate the need for additional capital to fund our operations.  Such capital could be obtained by selling additional common stock or other equity instruments.  Any future issuance of our common stock will have the effect of diluting ownership of existing stockholders.

We have adopted several anti-takeover measures.

We have taken a number of actions that could discourage a takeover attempt that might be beneficial to stockholders who wish to receive a premium for their shares from a potential bidder.  For example:

•                  our Board of Directors has the authority to issue, without vote or action of stockholders, up to 10,000,000 shares of preferred stock and to fix the price, rights, preferences and privileges of those shares.  Any series of preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of common stock;

•                  our Directors are elected to staggered terms, which prevents the entire Board from being replaced in any single year;

•                  our Certificate of Incorporation and Bylaws require the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares entitled to vote generally in the election of Directors, voting together as a single class, to make, alter, amend or repeal our Bylaws;

•                  our Certificate of Incorporation does not permit stockholders to take an action by written consent;

•                  our Certificate of Incorporation and the Bylaws provide that special meetings of the stockholders may be called only by the Chairman of the Board, the President, or the Board of Directors by a resolution approved by a majority of the total number of Directors we would have if there were no vacancies; and

•                  under our Bylaws, notice regarding stockholder proposals and Director nominations must have been delivered not less than 45 days nor more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and the Nasdaq Global Market rules, are creating uncertainty for companies such as ours.  These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.  We are committed to maintaining high standards of corporate governance and public disclosure.  As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.  If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, we might be subject to sanctions or investigations by regulatory authorities, such as the SEC or the Nasdaq Global Market, and our reputation may be harmed.  Any such action could adversely affect our financial results and the market price of our common stock.

While we believe that we currently have adequate internal control procedures in place, there can be no assurance that any design will succeed in achieving its stated goals under all future conditions.

While we believe that we currently have adequate internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), we are still exposed to potential risks from error or fraud.  A control system, no matter how well designed and operated, can only provide reasonable assurances that the objectives of the control system are met.  The design of a control system reflects resource constraints; the benefits of controls must be considered relative to their costs.  Because there are inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been or will be detected.  As these inherent limitations are known features of the financial reporting process it is possible to design into the process safeguards to reduce, though not eliminate, these risks.  These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns occur because of simple error or mistake.  The design of any system of controls is based in part upon certain assumptions about the likelihood of future events.  While our disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives, there can be no assurance that any design will succeed in achieving its stated goals under all future conditions; over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with the policies or procedures.

We intend to review and evaluate the design and effectiveness of our disclosure controls and procedures on an ongoing basis and to improve our controls and procedures over time and to correct any deficiencies that we may discover in the future.  While our Chief Executive Officer and Chief Financial Officer have concluded that, as of September 30, 2006, the design of our disclosure controls and procedures, as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act, was effective, future events affecting our business may cause us to significantly modify our disclosure controls and procedures.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

This prospectus, including the documents incorporated by reference herein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are identified by terminology such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will,” “may” and other similar expressions.  In addition, any statements that refer to expectations, projections, plans, objectives, goals, strategies or other characterizations of future events or circumstances are forward-looking statements.  These forward-looking statements speak only as of the date stated and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements.  These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements.

Factors that could cause actual results or conditions to differ from those anticipated by these and other forward-looking statements include those more fully described in the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K and Part II, Item 1A of our Quarterly Reports on Form 10-Q incorporated by reference herein, and under the caption “Risk Factors” elsewhere in this prospectus.

USE OF PROCEEDS

All of the shares being offered under this prospectus are offered by the selling securityholders.  All of the net proceeds from the sale of the shares will go to the selling securityholders; we will not receive any of the proceeds from the sale.  We will receive $400,473 in gross proceeds from the exercise of the warrant issued to the placement agent, if and when it is exercised.

The selling securityholders will pay any underwriting discounts, commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services and any other expenses incurred by the selling securityholders in disposing of the shares.  We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our accountants.

SELLING SECURITYHOLDERS

On December 19, 2006, we completed the sale of 4,592,591 shares of our common stock, resulting in gross proceeds of approximately $6.2 million, in a private placement to institutional investors.  In connection with the sale, we issued a warrant to a placement agent exercisable for 183,703 shares of common stock at an exercise price of $2.18 per share.

This prospectus relates to the resale from time to time of up to a total of 4,825,423 shares of our common stock by the selling stockholders, comprising:

•                  4,592,591 shares of our common stock in the aggregate issued on December 18, 2006 and December 19, 2006;

•                  183,703 shares of our common stock, which remain eligible for resale, issuable upon exercise of a warrant issued on December 18, 2006; and

•                  49,129 shares of common stock that may be issued upon exercise of the warrant described above as a result of potential future adjustments to the exercise prices of such warrant.

In the event of a stock split, stock dividend, or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.

This prospectus has been prepared in connection with registering these shares to allow for sales of these shares by the applicable selling securityholders to the public as required in part by the terms of a Registration Rights Agreement between us and the selling securityholders named therein dated as of December 18, 2006.

The following table provides the number of shares of our common stock beneficially owned by, and the names of, each selling securityholder (including the shares of our common stock issuable upon the exercise of the warrant issued) as a result of the transactions contemplated under the Stock Purchase Agreement and the number of shares of such common stock beneficially owned by each selling securityholder upon completion of the offering or offerings pursuant to this prospectus, assuming each selling securityholder offers and sells all of its or his/her respective shares listed below as of the date of this prospectus.  Selling securityholders may, however, offer and sell none, some or all of their respective shares.  Under some circumstances, the respective donees, pledgees and transferees or other successors in interest of the selling securityholders may also sell the shares listed below as being held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the common stock.  Unless otherwise indicated below, to our knowledge, all persons named in the tables below have sole voting and investment power with respect to their securities, except to the extent authority is shared by spouses under applicable law.  The inclusion of any securities in these tables does not constitute an admission of beneficial ownership by the person named below.

To our knowledge, except as set forth in the footnotes to the table below, none of the selling securityholders has held any position or office with or has otherwise had a material relationship with us within the past three years.

	Number of Shares Beneficially Owned Prior to the Offering		Number of Shares Being	Number of Shares Beneficially Owned After the Offering(3)
Name of Selling Securityholder	Number(1)	Percentage(2)	Offered	Number	Percentage

RA Capital Biotech Fund, LP	3,662,662	9.9%	2,962,962	699,700	1.9%
Diker Micro and Small Cap Fund, LP(4)	411,240	1.1%	135,575	275,665	*
Diker M&S Master, LTD(5)	399,261	1.1%	134,314	264,947	*
Diker Micro-Value Fund, LP(6)	649,910	1.8%	219,025	430,885	1.2%
Diker Micro Value QP Fund, LP(7)	756,789	2.0%	251,827	504,962	1.4%
Iroquois Master Fund Ltd.(8)	592,592	1.6%	592,592	—	*
Camofi Master LDC(9)	296,296	*	296,296	—	*
Oppenheimer & Co. Inc.(10)	183,703	*	183,703	—	*

* Indicates less than 1%.

(1)                                  Includes shares of common stock and all shares of common stock issuable upon the exercise of warrants held by the selling securityholder.  Does not reflect an aggregate of 49,129 shares of common stock that may be issued upon exercise of the warrant as a result of potential future adjustments to the exercise prices of the warrant in accordance with the terms of the warrant.

(2)                                  This percentage is calculated using as the numerator, the number of shares of common stock included in the prior column and as the denominator, 37,012,643 shares of common stock outstanding as of December 19, 2006, plus the number of shares of common stock issuable upon the exercise of warrants held by the selling stockholder that are included in the prior column.

(3)                                  Because the selling securityholders may choose not to sell any of the shares offered by this prospectus, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares that any of the selling securityholders will hold after completion of this offering.  For purposes of this table, we have assumed that each of the selling securityholders will have sold all of the shares covered by this prospectus upon the completion of this offering.

(4)                                  Diker Management LLC, as the investment advisor and investment manager for Diker Micro and Small Cap Fund, LP, exercises investment and voting control over the securities held by Diker Micro and Small Cap Fund, LP.  In its capacity as investment advisor and investment manager, Diker Management LLC is deemed to have beneficial ownership of all of the securities held by Diker Micro and Small Cap Fund, LP.  Diker Management LLC disclaims beneficial ownership of the securities held by Diker Micro and Small Cap Fund, LP.

(5)                                  Diker Management LLC, as the investment advisor and investment manager for Diker M&S Master, LTD, exercises investment and voting control over the securities held by Diker M&S Master, LTD.  In its capacity as investment advisor and investment manager, Diker Management LLC is deemed to have beneficial ownership of all of the securities held by Diker M&S Master, LTD.  Diker Management LLC disclaims beneficial ownership of the securities held by Diker M&S Master, LTD.

(6)                                  Diker Management LLC, as the investment advisor and investment manager for Diker Micro-Value Fund, LP, exercises investment and voting control over the securities held by Diker Micro-Value Fund, LP.  In its capacity as investment advisor and investment manager, Diker Management LLC is deemed to have beneficial ownership of all of thesecurities held by Diker Micro-Value Fund, LP.  Diker Management LLC disclaims beneficial ownership of the securities held by Diker Micro-Value Fund, LP.

(7)                                  Diker Management LLC, as the investment advisor and investment manager for Diker Micro Value QP Fund, LP, exercises investment and voting control over the securities held by Diker Micro Value QP Fund, LP.  In its capacity as investment advisor and investment manager, Diker Management LLC is deemed to have beneficial ownership of all of the securities held by Diker Micro Value QP Fund, LP.  Diker Management LLC disclaims beneficial ownership of the securities held by Diker Micro Value QP Fund, LP.

(8)                                  Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund Ltd.  Mr. Silverman disclaims beneficial ownership of these shares.

(9)                                  Richard Smithline has voting and investment control over the shares held by Camofi Master LDC.  Mr. Smithline disclaims beneficial ownership of these shares.

(10)                            Oppenheimer & Co. Inc. acted as the Company’s placement agent in the offer and sale of shares of common stock to the other selling securityholders pursuant to a placement agent engagement letter dated November 30, 2006.  As compensation for its services, Oppenheimer & Co. received a cash fee equal to $434,000, representing 7% of the gross proceeds of the sale of the shares of common stock, and a warrant to purchase 183,703 shares of common stock, representing 4% of the shares of common stock sold to investors in the offering, at an exercise price of $2.18 per share.

We prepared the table above based on information supplied to us on or before the date of this prospectus by the selling securityholders named in the table.

The selling securityholders listed in the table above may have sold, transferred or otherwise disposed of all or a portion of the shares in a transaction or a series of transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table above is presented.  Information about the selling securityholder may change from time to time.  Any changed information of which we become aware will be set forth either in post-effective amendments or in prospectus supplements, if required.

Because the selling securityholders may offer all or some of their common stock from time to time, we cannot estimate the amount of common stock that will be held by the selling securityholders upon the termination of any particular offering.  For information on the procedure for sales by selling securityholders, please review the disclosure under the heading “Plan of Distribution” below.

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus may be offered and sold from time to time, on the Nasdaq Global Market or otherwise, at fixed, negotiated or market prices, by the selling securityholders listed in this prospectus.  The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  We will not receive any proceeds from this offering.  The shares may be sold from time to time to purchasers directly by any of the selling securityholders, or under some circumstances, by donees, pledgees, transferees or other successors in interest (“Transferees”) thereof.  Transferees will have received shares after the date of this prospectus from a selling securityholder whose name appears in the selling securityholder table as a gift, pledge, partnership distribution or other non-sale related transfer.  We will file an amendment to this prospectus under Rule 424(b)(3) or another applicable provision of the Securities Act of 1933 to amend the list of selling securityholders to include the donee, pledgee or transferee as the beneficial owner.

Alternatively, the selling securityholders, or Transferees thereof, may from time to time offer the shares through dealers or agents, who may receive compensation in the form of commissions from the selling securityholders, Transferees thereof, and/or the purchasers of the shares for whom they may act as agent.  Such compensation may be in excess of customary commissions in amounts negotiated at the time of sale.  The selling securityholders or Transferees thereof, and any dealers or agents that participate in the distribution of the shares, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of the shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act of 1933, as amended.  The selling securityholders may also be deemed “underwriters” and be subject to the prospectus delivery requirements of the Securities Act of 1933.

At the time a particular offer of the shares is made, a prospectus supplement or post-effective amendment, if required, will be distributed that will set forth the names of any dealers or agents and any commissions and other terms constituting compensation from the selling securityholders, or Transferees thereof, and any other required information.  The shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

The shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such stock as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (d) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (e) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.  Methods of sale may also include privately negotiated transactions such as direct sales to purchasers and sale effected through agents, short sales, sales of a specified number of shares at a stipulated price per share and any other method permitted by law or combination thereof.  In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate.  Shares eligible to be sold under Rule 144 under the Securities Act may be sold pursuant thereto rather than pursuant to this prospectus.  The selling securityholders may also engage in short sales against the box, puts, calls and other transactions in our securities or derivatives thereof, and may sell or deliver shares in connection with these trades.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.  In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify certain of the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling securityholders, with the exception of Oppenheimer & Co. Inc., have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling securityholder.  Oppenheimer & Co. Inc., a selling securityholder, is a broker-dealer.  If we are otherwise notified by any selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling securityholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC.  You may read and copy any materials we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  That website is located at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we have filed with the SEC.  This means that we can disclose important business, financial and other information by referring you to other documents separately filed with the SEC.  Any information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by information that we file later with the SEC.  Information that we file later with the SEC automatically updates and supersedes any previously filed information that is part of this prospectus.  Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference.  We incorporate by reference the documents listed below (other than information furnished pursuant to Item 2.02 or 7.01 on Form 8-K, unless otherwise indicated therein):

•                  The description of our common stock contained in our Current Report on Form 8-K filed July 11, 2002 (relating to the reincorporation merger of NZ into Pre-Merger Lipid), including any amendment or report filed thereafter for the purpose of updating such description;

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed March 15, 2006;

•                  Our Definitive Proxy Statement on Schedule 14A, filed April 26, 2006;

•                  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, filed May 10, 2006, August 9, 2006, and November 8, 2006, respectively; and

•                  Our Current Reports on Form 8-K filed April 20, 2006, April 26, 2006, May 1, 2006, August 10, 2006, August 17, 2006, November 1, 2006, November 8, 2006, and December 20, 2006.

We also incorporate by reference all future filings we make with the SEC pursuant to Sections 13(a), 13(e), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information furnished pursuant to Item 2.02 or 7.01 on Form 8-K, unless otherwise indicated therein), prior to the termination of the offering made hereby.

We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the information that has been incorporated by reference but not delivered with the prospectus.  Requests should be directed to:

Lipid Sciences, Inc.
7068 Koll Center Parkway, Suite 401
Pleasanton, California 94566
Attn: Deborah S. Lorenz
Vice President of Investor Relations and Corporate Communications
Telephone: (925) 249-4031

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for Lipid Sciences by Allen Matkins Leck Gamble Mallory & Natsis LLP, San Francisco.

EXPERTS

The consolidated financial statements, and related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified  opinion on the financial statements and financial statement schedules and include an explanatory paragraph relating to the revision of the cash flow statement (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon such firm given upon their authority as experts in accounting and auditing.

[Back page of Prospectus]

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions).  All of such expenses, except the SEC registration fee, are estimated.  The selling securityholders will bear no portion of these fees and expenses.

Securities and Exchange Commission registration fee	$751.25
Nasdaq fees	$0.00
Printing fees and expenses	$4,500.00
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$50,000.00
Placement agent fees	$434,000.00
Miscellaneous	$1,000.00
Total	$500,251.25

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the “Securities Act”).  Our certificate of incorporation authorizes us to indemnify our Officers, Directors, employees and agents who are made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, to the fullest extent permitted under Delaware law.  As permitted by the Delaware General Corporation Law, our bylaws provide that:

•                                          we are required to indemnify our Directors and Officers to the fullest extent permitted by the Delaware General Corporation Law;

•                                          we are required to advance expenses, as incurred, to our Directors and Officers in connection with a legal proceeding;

•                                          we may indemnify our other employees and agents to the extent that we indemnify our Officers and Directors;

•                                          we may not be obligated to indemnify a person with respect to proceedings initiated by that person unless the proceedings were authorized by our Board of Directors or were brought to enforce a right to indemnification; and

•                                          the rights to indemnification provided in the bylaws are not exclusive.

We have entered into indemnification agreements with each of our current Directors and Executive Officers.  These agreements provide our Directors and Executive Officers with additional protection regarding the scope of the indemnification set forth in our certificate of incorporation and bylaws.

We currently have a Directors’ and Officers’ insurance policy.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

A.  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

(4)                                  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                     If the Registrant is relying on Rule 430B:

(a)                                       Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)                              Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses field in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on January 5, 2007.

LIPID SCIENCES, INC.

By:	/s/ S. Lewis Meyer, Ph.D.
S. Lewis Meyer, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Lewis Meyer, Ph.D. and Sandra Gardiner, his attorney-in-fact, each with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ S. Lewis Meyer, Ph.D.	President and Chief Executive Officer	January 5, 2007
S. Lewis Meyer, Ph.D.	(Principal Executive Officer)

/s/ Sandra Gardiner	Chief Financial Officer	January 5, 2007
Sandra Gardiner	(Principal Financial and Accounting Officer)

/s/ H. Bryan Brewer, Jr., M.D.	Vice Chairman and Director	January 5, 2007
H. Bryan Brewer, Jr., M.D.

/s/ John E. Crawford	Director	January 5, 2007
John E. Crawford

/s/ Bosko Djordjevic	Director	January 5, 2007
Bosko Djordjevic

/s/ Frank M. Placenti	Director	January 5, 2007
Frank M. Placenti

/s/ Gary S. Roubin, M.D., Ph.D.	Director	January 5, 2007
Gary S. Roubin, M.D., Ph.D.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1	Stock Purchase Agreement between Lipid Sciences, Inc. and the selling securityholders named therein dated as of December 18, 2006.*
4.2	Warrant issued by Lipid Sciences, Inc. to Oppenheimer & Co. Inc.*
4.3	Registration Rights Agreement between Lipid Sciences, Inc. and the selling securityholders named therein dated as of December 18, 2006.*
5.1	Opinion of Allen Matkins Leck Gamble Mallory & Natsis LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Allen Matkins Leck Gamble Mallory & Natsis LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on page II-6).

*                 Filed as an exhibit to our Current Report on Form 8-K filed on December 20, 2006 and incorporated by reference herein.